Calculation of Filing Fee Tables
S-8
ONESPAWORLD HOLDINGS Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, $0.0001 par value per share	Other	5,000,000	$ 23.76	$ 118,800,000.00	0.0001381	$ 16,406.28
Total Offering Amounts:						$ 118,800,000.00		$ 16,406.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,406.28
Offering Note
[1]	In accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common shares, $0.0001 par value per share (the "Common Shares") as reported on the Nasdaq Capital Market on June 3, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional Common Shares, that become issuable under the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement covers 5,000,000 additional Common Shares, which are issuable pursuant to the Plan, which shares consist of Common Shares reserved and available for delivery with respect to awards under the Plan and additional Common Shares that may again become available for delivery with respect to awards under the Plan pursuant to the terms and conditions of the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources